                                                                Exhibit 1049




                                                            January 16, 1996





Lexington Precision Corporation
767 Third Avenue
New York, New York 10017

                 Re:      Amendment to Financing Agreements
                          ---------------------------------

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Precision Corporation ("LPC") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below (capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements):

         1.      Definitions.
                 -----------

                 (a) The definition of "LPC Financing Agreements" contained in the Covenant Supplement to the Accounts Agreement is hereby amended to include, without limitation, the LPC Arizona Real Estate Note and the LPC New York Real Estate Notes (as each such term is defined below).

                 (b) The definition of "Term Loans" contained in the letter agreement re: Amendment to Financing Agreements, dated January 31, 1995, between LPC and Congress is hereby amended to include, without limitation, the term loans made by Congress to LPC evidenced by the LPC Arizona Real Estate Note and the LPC New York Real Estate Notes (as each such term is defined below).
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         2.      Additional Term Loans.
                 ---------------------

                 (a) Contemporaneously herewith, in order to evidence an additional one-time advance to LPC in the principal amount of $375,000 (the "LPC Arizona Real Estate Loan"), LPC is executing and delivering to Congress the Term Promissory Note, dated of even date herewith, in the original principal amount of $375,000 (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LPC Arizona Real Estate Note"). The Obligations evidenced by the LPC Arizona Real Estate Note shall be payable, including interest and other amounts, as provided therein and, to the extent not inconsistent with the terms of the LPC Arizona Real Estate Note, as provided in the other Financing Agreements, and shall be secured by all Collateral.

                 (b) Contemporaneously herewith, in order to evidence an additional one-time advance to LPC in the principal amount of $450,000 (the "LPC New York Real Estate Loan A"), LPC is executing and delivering to Congress the Term Promissory Note, dated of even date herewith, in the original principal amount of $450,000 (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LPC New York Real Estate Note A"). The Obligations evidenced by the LPC New York Real Estate Note A shall be payable, including interest and other amounts, as provided therein and, to the extent not inconsistent with the terms of the LPC New York Real Estate Note A, as provided in the other Financing Agreements, and shall be secured by all Collateral.

                 (c) At LPC's request made on or before May 31, 1996, and upon not less than five (5) business days' prior written notice by LPC to Congress and provided all of the conditions precedent set forth in Section 5 are then satisfied, Congress agrees to make an additional one-time advance to LPC in the principal amount of $375,000 (the "LPC New York Real Estate Loan B"; and together with the LPC New York Real Estate Loan A, collectively, the "LPC New York Real Estate Loans"). The LPC New York Real Estate Loan B shall be evidenced by a Term Promissory Note in the principal amount of $375,000 in the form annexed hereto as Exhibit A (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LPC New York Real Estate Note B; and together with the LPC New York Real Estate Note A, collectively, the "LPC New York Real Estate Notes"). The Obligations evidenced by the LPC New York Real Estate Note B shall be payable, including interest and other amounts, as provided therein, and, to the extent not inconsistent with the terms of the LPC New York Real Estate Note B, as provided in the other Financing Agreements, and shall be secured by all Collateral.





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         3.      REPRESENTATIONS, WARRANTIES AND COVENANTS.  In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LPC to Congress pursuant to the Financing Agreements, LPC hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                 (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment and on the date of each advance in respect of the LPC Arizona Real Estate Loan and the LPC New York Real Estate Loans;

                 (b) This Amendment has been duly executed and delivered by LPC and is in full force and effect as of the date hereof, and the agreements and obligations of LPC contained herein constitute the legal, valid and binding obligations of LPC enforceable against LPC in accordance with their terms; and

                 (c) LPC agrees that, in connection with each of the proposed equipment and real estate financing arrangements between LPC and Bank One, Akron, NA ("Bank One") as set forth in the proposal letter dated October 26, 1995 between LPC and Bank One and the proposed equipment financing arrangements between LPC and The CIT Group/Capital Equipment Financing, Inc. ("CIT") as set forth in the proposal letter dated October 30, 1995 between LPC and CIT, LPC shall not enter into any such arrangements, or any other similar financing arrangements with Bank One or CIT or other lender(s), unless Congress has consented in writing to such arrangements and has approved in writing the collateral to be granted thereunder, and unless the lender providing such financing has entered into an intercreditor agreement with Congress, in form and substance satisfactory to Congress, setting forth the relative priorities of Congress and such lender in the collateral securing such financing arrangements, and providing Congress rights of access and use of the equipment and real estate subject to the senior security interests (if any) of such lender, as well as notice and opportunity to cure defaults before the exercise by such lender of enforcement rights against LPC or its property.

         4. CONDITIONS TO THE EFFECTIVENESS OF AMENDMENT. Anything contained in this Amendment to the contrary notwithstanding, LPC shall only be entitled to receive the LPC Arizona Real Estate Loan and the LPC New York Real Estate Loans pursuant to the terms and other conditions of this Amendment upon the satisfaction of the following additional conditions precedent:

                 (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this





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Amendment together with the following, each of which shall be in form and substance satisfactory to Congress:

                          (i)        the LPC Arizona Real Estate Note;

                          (ii) an Amendment to the Second Amended and Restated Deed of Trust and Assignment of Rents with Security Agreement and Financing Statement (Fixture Filing) between LPC and Congress which amends the terms of the existing deed of trust in favor of Congress previously granted with respect to LPC's real property in Pinal County, Arizona to expressly secure, INTER ALIA, the LPC Arizona Real Estate Loan, together with an updating endorsement, at LPC's expenses, to the existing title policy with respect thereto;

                          (iii)      an updated Phase I Environmental
                                     Assessment addressed to Congress or upon which Congress is expressly permitted to rely, a certification that there has been no change in the facts set forth on the existing ALTA standard survey previously certified to Congress, and an appraisal report addressed to Congress or upon which Congress is expressly permitted to rely, showing a fair market value of not less than $500,000 (such fair market value to be determined by using methodology acceptable to Congress), each with respect to LPC's owned real property in Pinal County, Arizona and each dated as of a date acceptable to Congress and prepared, at LPC's expense, by an environmental engineering firm, a surveyor and an appraiser, respectively, reasonably satisfactory to Congress;

                          (iv) a Landlord Waiver, by Tri-Valley Electric Supply Co., as lessor of LPC's premises at 3011 N. Piper Dr., Casa Grande, Pinal County, Arizona, in favor of Congress, duly authorized, executed and delivered by Tri- Valley Electric Supply Co.;

                          (v)        the LPC New York Real Estate Note A;

                          (vi) a Mortgage and Security Agreement between LPC and Congress, together with a title policy, with respect to LPC's owned real property in Lakewood, New York;





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                          (vii)      a Phase I Environmental Assessment
                                     addressed to Congress or upon which
                                     Congress is expressly permitted to rely, together with a NYSAPLS standard survey certified to Congress, each with respect to LPC's real property in Lakewood, New York and each dated as of a date acceptable to Congress and prepared, at LPC's expenses, by an environmental engineering firm and a surveyor respectively, reasonably satisfactory to Congress;

                          (viii) an appraisal report addressed to Congress, or upon which Congress is expressly permitted to rely, showing a fair market value of LPC's owned real property in Lakewood, New York of not less than $925,000 as such real property existed prior to the construction of the Lakewood Improvements (as defined below), and of not less than $1,650,000 assuming the construction of the Lakewood Improvements (such fair market values to be determined by using methodology acceptable to Congress), each dated as of a date acceptable to Congress and prepared, at LPC's expense, by an appraiser reasonably satisfactory to Congress;

                          (ix) the resolutions of the Boards of Directors of LPC and LCI duly authorizing the execution and delivery of this Amendment and the instruments and transactions contemplated by this Amendment;

                          (x) evidence of casualty, hazard and business interruption insurance and loss payable endorsements naming Congress as a loss payee thereunder and certificates of insurance policies naming Congress as additional insured as to liability insurance, at LPC's cost and expense, in each case with respect to the Pinal County, Arizona and Lakewood, New York real property of LPC (including the Lakewood Improvements) and issued by an insurance company and in amounts satisfactory to Congress; and

                          (xi) evidence that none of LPC's owned real property in Pinal County, Arizona and Lakewood, New York is within an area having





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
                                     special flood hazard or flood prone
                                     characteristics, unless LPC has obtained insurance coverage with respect to such flood hazard issued by an insurance company and in amounts satisfactory to Congress, and as to which Congress has been named as a loss payee thereunder.

                 (b) All representation and warranties contained herein, in the Accounts Agreements and in the other Financing Agreements shall be true and correct in all material respects; and

                 (c) No Event of Default shall have occurred and no event shall have occurred or condition shall be existing which, with notice or passage of time or both, would constitute an Event of Default.

         5. DELIVERIES RELATING TO LPC NEW YORK REAL ESTATE LOAN B. Anything contained in this Amendment to the contrary notwithstanding, LPC shall only be entitled to receive the LPC New York Real Estate Loan B pursuant to the terms and other conditions of this Amendment upon the satisfaction of the following additional conditions precedent:

                 (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of each of the following, each of which shall be in form and substance satisfactory to Congress:

                          (i)        the LPC New York Real Estate Note B;

                          (ii) a Mortgage and Agreement of Consolidation and Modification between LPC and Congress which amends, modifies and consolidates the terms of the existing Mortgage and Security Agreement in favor of Congress with respect to LPC's Lakewood, New York owned real property to secure, with a consolidated first mortgage lien upon such real property of LPC, all of LPC's Obligations in respect of the LPC New York Real Estate Loan A and the LPC New York Real Estate Loan B, and which shall contain terms and conditions substantially similar to those contained in the existing Mortgage and Security Agreement;

                          (iii) a title policy issued to Congress insuring the Mortgage and Agreement of
                                     Consolidation and Modification referred to above;





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                          (iv)       a Certificate of Occupancy or other
                                     municipal certification of completion, by no later than May 31, 1996, of the improvements to LPC's Lakewood, New York real property described in the Building Proposal of Kessel Construction dated June 15, 1995 which has been submitted to Congress; and

                          (v) an updated NYSAPLS standard survey certified to Congress reflecting the completion of the improvements described in subparagraph (iv) above (the "Lakewood Improvements") by no later than May 31, 1996.

                 (b) All of the conditions precedent set forth in Section 4 above are satisfied;

                 (c) All representations and warranties contained herein, in the Accounts Agreements and in the other Financing Agreements shall be true and correct in all material respects; and

                 (d) No Event of Default shall have occurred an no event shall have occurred or condition shall be existing which, with notice or passage of time or both, would constitute an Event of Default.

         6. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

         7. FURTHER ASSURANCES. LPC shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         8. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.





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         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                           Very truly yours,

                                           CONGRESS FINANCIAL CORPORATION

                                           By:     Lawrence S. Forte
                                                   ----------------------

                                           Title:  Vice President
                                                   ----------------------

AGREED AND ACCEPTED:

LEXINGTON PRECISION CORPORATION

By:     Warren Delano
        -----------------------

Title:  President
        -----------------------




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                                    CONSENT
                                    -------

         The undersigned guarantor hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON PRECISION CORPORATION ("LPC") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.


                           LEXINGTON COMPONENTS, INC.

                           By:     Warren Delano
                                   ------------------

                           Title:  Vice Chairman
                                   ------------------




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                                   EXHIBIT A

                      LPC NEW YORK TERM PROMISSORY NOTE B*
                      ------------------------------------



$375,000                                                   New York, New York
                                                           ____________ __, 1996


         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000) in lawful money of the United States of America and in immediately available funds, in _____ (___) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month commencing _______________ 1, 1996, of which the first __________ (__) installments shall each be in the amount of _____________________________________ DOLLARS
($____________), and the last (i.e. ____________ (__)) installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing _____________ 1, 1996 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements shall be payable upon demand.

         For purposes hereof (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans, a rate of three and one-quarter (3-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate; PROVIDED, THAT, at Payee's option, the Interest Rate shall mean a rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a
__________________________________

     *   For preparation of Note:

                 The blanks are to be completed such that the principal amount of the LPC New York Term Promissory Note B is amortized in equal, consecutive monthly installments of principal commencing on the first day of the month following the date of advance and ending December 1, 2002.

rate of five and one-quarter (5-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements, and (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Accounts Agreement (as hereinafter defined) and the other Financing Agreements.

         The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the letter agreement re: Amendment to Financing Agreements, dated as of December __, 1995, between Debtor and Payee (the "Amendment") to evidence the "LPC New York Real Estate Loan B" (as defined in the Amendment) made by Payee to Debtor. This
Note is secured by the "Collateral" described in the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Payee and Debtor, as amended (the "Accounts Agreement") and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any principal or interest payment is not made when due hereunder, and such failure shall continue for three (3) days, or if any other Event of Default (as defined in the Accounts Agreement) shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and





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
concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon the occurrence and during the continuance of any Event of Default, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral, other than compulsory counterclaims, the non-assertion of which would result in a permanent waiver. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or any judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall





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
be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested therein.

        The execution and delivery of this Note has been authorized by the Board of Directors of Debtor.

         This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

         Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.


                                     LEXINGTON PRECISION CORPORATION
ATTEST:
                                     By:________________________
_____________________
                                     Title:_____________________

[Corporate Seal]





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